Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Regency Centers Corporation:

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333‑125858 and No. 333-202971), Form S-3 ASR (No. 333-217081), and on Form S-8 (No. 333-24971, No. 333-55062, No. 333-125857, No. 333-149872, No. 333-174662, and No. 333-215241) of Regency Centers Corporation and on Form S-3 ASR (No. 333-217081-01) of Regency Centers, L.P. of our reports dated February 27, 2018, with respect to the consolidated balance sheets of Regency Centers Corporation as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes and financial statement schedule III - Real Estate and Accumulated Depreciation (collectively, the "consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017, combined annual report on Form 10-K of Regency Centers Corporation and Regency Centers, L.P.
/s/ KPMG LLP

Jacksonville, Florida
February 27, 2018
Certified Public Accountants